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                                                                   EXHIBIT 10.47
                                 AMENDMENT NO. 2
                                       TO
                            STOCK PURCHASE AGREEMENT
                                       AND
                             SENIOR PROMISSORY NOTES

         THIS AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT AND SENIOR PROMISSORY NOTES (the "Amendment") is dated as of October 3, 1996, between Earl M. Pearlman ("Pearlman"), William E. Decker ("Decker") and the William E. Decker Trust (the "Trust," and collectively with Pearlman and Decker, "Sellers") and MTI Technology Corporation, a Delaware corporation (the "Purchaser").

     A. Sellers and Purchaser entered into that certain Stock Purchase Agreement (as amended by Amendment No. 1 thereto, the "Agreement") dated as of April 2, 1995 relating to the sale of the capital stock of National Peripherals, Inc.; that certain Senior Promissory Note by Purchaser in favor of Trust in the amount of $715,000 dated as of April 2, 1995 (the "Decker Note"); and that certain Senior Promissory Note by Purchaser in favor of Pearlman in the amount of $1,285,000, dated as of April 2, 1995 (the "Pearlman Note").

     B. Subsequent to the entering into of the Agreement, Pearlman and Decker have agreed to accept broader management responsibilities for the Purchaser beyond the original intended scope of Pearlman's and Decker's duties.

     C. Sellers and Purchaser desire to amend the Agreement, the Decker Note and the Pearlman Note as set forth herein. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Amendment hereby agree as follows:

     1. Contingent Payments. Section 1.4 of the Agreement is amended in its entirety as follows:

                  1.4      Contingent Payments.

                                    (a) As part of the Purchase Price, Purchaser
         shall make three (3) guaranteed annual payments to Sellers in the manner and at the times provided in Section 1.4(b) and Section 1.5. Each such annual payment shall be in the amount (the "Annual Payment Amount") of One Million Dollars ($1,000,000) in the aggregate. Payment of the three Annual Payments is unconditional and is not subject to the attainment of any profit, revenue or other goal or condition. Only the Final Payment described in subsection (d) below, shall be determined by reference to a formula.
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                                    (b) Except as provided in subparagraphs (e)
         - (i) below or in the event of any dispute as to the calculation thereof under Section 1.5 (in which event payment shall be made within fifteen (15) days of the calculation of the Annual Payment Amount becoming final), each payment of the Annual Payment Amount shall be made by Purchaser to Sellers within sixty (60) days after the end of each fiscal year following the Closing Date, beginning in April 1996, net of any offset pursuant to Article X, below; provided that the first period of calculation shall commence on the Effective Date hereof. Each Seller shall be entitled to the percentage of the Annual Payment Amount shown in Exhibit "A" hereto.

                                    (c) Subject to any offset pursuant to
         Article X, below, which for the purpose of this subparagraph (c) shall be treated as if received by Sellers, to the extent that the aggregate Annual Payment Amounts made pursuant to this Section 1.4 prior to or concurrent with the Final Payment (as defined below), if any, are less than Two Million Dollars ($2,000,000), the Final Payment shall be increased in an amount equal to such shortfall (the "Shortfall").

                                    (d) As part of the Purchase Price, Purchaser
         shall make a final payment (the "Final Payment") in the manner provided in Section 1.5, within sixty (60) days after the end of the fiscal year ended April 1998, except as provided in subparagraphs (e) - (i), below, or in the event of any bona fide dispute as to the calculation thereof under Section 1.5 (in which event payment shall be made within fifteen
         (15) days of the calculation of the Final Payment becoming final). The Final Payment shall equal One Million Dollars ($1,000,000)in the event that the total aggregate Open Systems Revenue (as defined below) for the three fiscal years commencing fiscal 1996 shall meet or exceed Eighty Four Million Dollars ($84,000,000), less any reduction required by Section 1.3(g) above or offset pursuant to Article X, below. "Open Systems Revenue" shall mean all revenue of Purchaser related to sales of products that will perform in an open systems environment.

                                    (e) Notwithstanding anything to the contrary
         herein, Purchaser's obligations to make any Contingent Payments (as defined below) to a Seller in the event that any Seller's employment with Purchaser terminates shall be as set forth in this subsection (e):

                                          (i) In the event any Seller's
                  employment is terminated by Purchaser for Cause (as defined in such Seller's Employment agreement), Seller shall be entitled to no Contingent Payments earned on or after his termination, except for his portion of the Shortfall, if any.

                                          (ii) In the event any Seller's
                  employment is terminated by reason of death or disability (as defined in such Seller's Employment agreement), Seller or his estate shall be entitled to all remaining Contingent Payments earned, if any.

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                                          (iii) In the event any Seller's
                  employment is terminated by such Seller voluntarily, Seller shall be entitled to no Contingent Payments earned on or after his termination.

                                          (iv) In the event any Seller's
                  employment is terminated by Purchaser without Cause, Seller shall be entitled to all remaining Contingent Payments earned, if any.

     For purposes of this Section 1.4, Contingent Payments shall be earned as of the last day of the fiscal year on which the payment of such amount is based.

                           (f) The Annual Payments and the Final Payment as
determined under this Section 1.4 are hereafter referred to as the "Contingent Payments."

                           (g) If an Event of Default (as defined in the Note)
occurs under any Note, such Seller shall be entitled to receive an amount equal to his percentage (as shown in Exhibit "A" hereto) of the Shortfall less the amount of aggregate Contingent Payments made to all Sellers as of the date of such default, which amount will be paid to such Seller within fifteen (15) business days.

                           (h) If Purchaser discontinues its non-DEC storage
business, Sellers shall be entitled to receive all Contingent Payments that would otherwise have been paid after such discontinuation as if the percentage in (d) above had been one hundred percent (100%), which amount will be paid Sellers within fifteen (15) business days.

                           (i) If Purchaser sells its non-DEC storage business
to an unaffiliated third party and such third party shall fail to expressly assume in writing Purchaser's obligations to make Contingent Payments hereunder, Sellers shall be entitled to receive all Contingent Payments that would otherwise have been paid after such discontinuation as if the percentage in (d) above had been one hundred percent (100%), which amount will be paid Sellers within fifteen (15) business days.

         2. Senior Promissory Notes. Section 7.1(d) of each of the Decker Note and the Pearlman Note is amended in its entirety as follows:

                     (d) Maker discontinues its non-DEC storage business or
                  sells substantially all the assets thereof to an unaffiliated third party; and

     3.           Miscellaneous.

                  3.1 Except as specifically provided in Sections 1 and 2, the Agreement, the Decker Note and the Pearlman Note have not been amended or modified and are hereby confirmed.


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                  3.2 This Amendment may be executed in counterparts, each of which shall constitute one and the same instrument.


                  3.3 The parties intend that this Amendment (and the Agreement, Amendment No. 1 to the Agreement, the Decker Note and the Pearlman Note) shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement (and the Agreement, Amendment No. 1 to the Agreement, the Decker Note and the Pearlman Note) constitute the complete and exclusive statement of the parties of their agreement and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Amendment.

     The parties have caused this Amendment to be duly executed as of the date first written above.

                         PURCHASER:

                         MTI Technology Corporation,
                         a Delaware corporation

                         By: /s/ Dale R. Boyd
                            ---------------------------------------------------
                               Title:  Vice President & Chief Financial Officer
                                       ----------------------------------------

                         SELLERS:

                         /s/ Earl M. Pearlman
                         -------------------------------------------------------
                         Earl M. Pearlman

                         /s/ William E. Decker
                         -------------------------------------------------------
                         William E. Decker


                         William E. Decker Trust

                         By: /s/ William E. Decker
                            ----------------------------------------------------
                            William E. Decker,
                            Sole Trustee and Settlor

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